EXHIBIT 99.1
Houston, Texas
November 17, 2011

FOR IMMEDIATE RELEASE - EARNINGS

ATWOOD OCEANICS, INC., (NYSE: ATW), announced today that the Company earned net income of $72,927,000 or $1.12 per diluted share, on revenues of $177,558,000 for the quarter ended September 30, 2011 compared to net income of $75,285,000 or $1.15 per diluted share on revenues of $162,147,000 for the quarter ended June 30, 2011 and compared to net income of $64,229,000 or $0.99 per diluted share, on revenues of $160,613,000 for the quarter ended September 30, 2010.  For the twelve months ended September 30, 2011, the Company earned net income of $271,674,000 or $4.15 per diluted share, on revenues of $645,076,000 compared to net income of $256,996,000 or $3.95 per diluted share, on revenues of $650,562,000 for the twelve months ended September 30, 2010.

Rob Saltiel, Atwood President and CEO, commented, “Atwood's 2011 fiscal year witnessed the delivery and start-up of our first ultra-deepwater rig, expansion of our high-specification rig construction program, completion of our new credit facility and significant growth in our contract revenue backlog.  We also achieved our sixth consecutive year of record earnings, made possible by the strong performance of our offshore rig teams and our onshore support organization, making this one of our most successful years in Atwood's history.”

		For the three months ended
	September 30, 2011	June 30, 2011	September 30, 2010

Revenues	$ 177,558,000	$ 162,147,000	$ 160,613,000
Income before Income Taxes	83,918,000	87,203,000	76,859,000
Provision for Income Taxes	(10,991,000)	(11,918,000)	(12,630,000)
Net Income	72,927,000	75,285,000	64,229,000
Earnings per Common Share -
Basic	1.13	1.16	1.00
Diluted	1.12	1.15	0.99
Weighted Average Shares
Outstanding -
Basic	64,754,000	64,820,000	64,439,000
Diluted	65,403,000	65,470,000	64,951,000

	For the twelve months ended September 30,
	2011	2010

Revenues	$ 645,076,000	$ 650,562,000
Income before Income Taxes	324,847,000	319,979,000
Provision for Income Taxes	(53,173,000)	(62,983,000)
Net Income	271,674,000	256,996,000
Earnings per Common Share -
Basic	4.20	3.99
Diluted	4.15	3.95
Weighted Average Shares
Outstanding -
Basic	64,754,000	64,391,000
Diluted	65,403,000	65,028,000

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,

	2011	2010	2011	2010

Operating revenues
Contract drilling	$ 177,558	$ 160,613	$ 645,076	$ 650,562

Operating costs and expenses
Contract drilling	61,815	65,477	223,565	252,427
Depreciation	15,606	8,063	43,597	37,030
General and administrative	9,927	9,937	44,407	40,620
Other, net	4,924	(334)	4,847	(1,855)
	92,272	83,143	316,416	328,222
Operating income	85,286	77,470	328,660	322,340
Other income (expense):
Interest expense, net of capitalized interest	(1,493)	(715)	(4,530)	(2,725)
Interest income	125	104	717	364
	(1,368)	(611)	(3,813)	(2,361)
Income before income taxes	83,918	76,859	324,847	319,979
Provision for income taxes	10,991	12,630	53,173	62,983
Net income	$ 72,927	$ 64,229	$ 271,674	$ 256,996
Earnings per common share:
Basic	1.13	1.00	4.20	3.99
Diluted	1.12	0.99	4.15	3.95
Average common shares outstanding:
Basic	64,754	64,439	64,754	64,391
Diluted	65,403	64,951	65,403	65,028

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
ANALYSIS OF REVENUES AND DRILLING COSTS
 (Unaudited)

	Three Months Ended
	September 30, 2011

	Operating	Contract
	Revenues	Drilling Costs
	(In Millions)

Atwood Osprey	$43.5	$14.6
Atwood Hunter	43.3	13.0
Atwood Eagle	35.4	13.1
Atwood Falcon	35.0	6.5
Atwood Beacon	11.1	5.1
Vicksburg	8.7	4.5
Atwood Aurora	0.6	3.9
Seahawk	-	0.1
Richmond	-	0.2
Atwood Southern Cross	-	0.2
Other	-	0.6
	$177.6	$61.8

	Twelve Months Ended
	September 30, 2011

	Operating	Contract
	Revenues	Drilling Costs
	(In Millions)

Atwood Hunter	$183.4	$38.7
Atwood Falcon	153.4	29.2
Atwood Eagle	139.8	62.2
Atwood Osprey	59.9	22.9
Atwood Beacon	45.1	28.6
Vicksburg	34.3	16.4
Atwood Aurora	29.2	18.4
Seahawk	-	2.4
Richmond	-	1.7
Atwood Southern Cross	-	2.7
Other	-	0.4
	$645.1	$223.6

ATWOOD OCEANICS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	September 30,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$295,002	$180,523
Accounts receivable	87,173	96,463
Income tax receivable	5,631	16,052
Inventories of materials and supplies	58,263	52,749
Prepaid expenses and deferred costs	14,862	14,207
Total current assets	460,931	359,994

Property and equipment, net	1,887,321	1,343,961

Other receivables	11,875	15,799
Deferred costs and other assets	15,264	4,686
Total assets	$2,375,391	$1,724,440

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$113,021	$37,192
Accrued liabilities	30,680	25,368
Notes payable	5,461	-
Income tax payable	8,461	26,367
Deferred credits	1,700	4,533
Total Current Liabilities	159,323	93,460

Long-term debt	520,000	230,000
Deferred income taxes	9,780	10,845
Deferred credits	7,910	2,919
Other long-term liabilities	25,591	17,082
Total long-term liabilities	563,281	260,846

Shareholders' equity:
Preferred stock, no par value;
1,000 shares authorized, none outstanding	-	-
Common stock, $1 par value, 90,000 shares
authorized with 64,960 and 64,443 issued
and outstanding at September 30, 2011
and 2010, respectively	64,960	64,443
Paid-in capital	145,084	133,095
Retained earnings	1,444,270	1,172,596
Accumulated other comprehensive loss	(1,527)	-
Total shareholders' equity	1,652,787	1,370,134
Total liabilities and shareholders' equity	$2,375,391	$1,724,440

Atwood Oceanics, Inc. is an international offshore drilling contractor engaged in the drilling and completion of exploratory and developmental oil and gas wells.  The company currently owns ten mobile offshore drilling units located in the United States Gulf of Mexico, South America, the Mediterranean Sea, West Africa, Southeast Asia and Australia, and is constructing an ultra-deepwater semisubmersible, two ultra-deepwater drillships and three high-specification jack-ups for deliveries in 2012, 2013 and 2014.  The company was founded in 1968 and is headquartered in Houston, Texas.  Atwood Oceanics, Inc.’s common stock is traded on the New York Stock Exchange under the symbol “ATW”.

Contact: Mark L. Mey
(281) 749-7902